For Immediate Release Exhibit 99.1

Argon ST Announces New Roles in Senior Management Team

Vic Sellier Promoted to Executive Vice President; Aaron Daniels Promoted to Chief Financial Officer

FAIRFAX, VA——Argon ST, Inc. (NASDAQ: STST), a leading developer of Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR) systems, announced today that its Board of Directors has elected Vic Sellier as Executive Vice President and Aaron Daniels as Vice President, Chief Financial Officer and Treasurer effective November 27, 2007.

As Executive Vice President, Mr. Sellier will continue his prominent leadership role in driving Argon’s growth initiatives as well as managing its corporate infrastructure, to assure the Company’s continued satisfaction of the growing demands resulting from the government’s recognition of Argon ST as a major contractor responsible for programs of national importance. This new focus will be aimed at providing the business managers of existing and newly acquired Argon ST operations with the tools and support to drive efficiencies while meeting the Company’s growth and profitability objectives.

“Vic has played a significant role in our success to date”, said Dr. Terry Collins, Chairman and Chief Executive Officer, Argon ST. “During the past 10 years, he has not only driven excellence in our support organizations but also played key roles in our process improvement and customer and capability expansion initiatives. His unique and diverse skill set makes him the perfect person to assume responsibility for supporting operational efficiencies, opportunistic teaming, M&A initiatives, and ongoing infrastructure integration activities. As we work toward a second consecutive year of record bookings and backlog, I anticipate that the addition of this function to our executive management team will prove to be central to our success.”

“Aaron, who has been our Chief Accounting Officer since August 2006, is a natural fit for the CFO position,” continued Dr. Collins. “He is a seasoned executive who brings strong experience in leading the finance operations of both large and rapidly growing corporations. In addition, he has spent the last year gaining a thorough understanding of our business. Aaron will assume responsibility for Sarbanes-Oxley compliance, financial management, planning, and reporting as well as investor relations. I am confident that Aaron will continue to drive our focus on building value for Argon shareholders and will maintain our commitment to financial excellence established under Vic’s leadership.”

Vic Sellier has been Chief Financial Officer and Treasurer for Argon ST since July of 2005. Mr. Sellier was one of the three founders of Argon Engineering in 1997. Prior to the formation of Argon Engineering Mr. Sellier served as Assistant General Manager from 1989 to 1997 at E-Systems/Raytheon.

Aaron Daniels has been Argon ST’s Chief Accounting Officer since August 2006. Prior to joining the company, Mr. Daniels was the Senior Vice President and Corporate Treasurer at InPhonic, Inc. From 2000 through 2006, Mr. Daniels held various senior finance positions at InPhonic including Corporate Treasurer, Senior Vice President Finance of Liberty Wireless, Acting CFO and Vice President Finance and Corporate Controller. Previous assignments were in progressively more senior financial management roles with large public companies in the Washington metropolitan area, including two years spent with Coopers and Lybrand, where he earned his CPA (Certified Public Accountant).

About Argon ST, Inc.
Argon ST, Inc. designs, develops, and produces systems and sensors for the Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance, and Reconnaissance (C5ISR) markets including SIGINT (Signals Intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), IO (Information Operations), imaging, and acoustic systems serving domestic and international markets.

Forward-Looking Statements
Statements in this press release which are not historical facts are forward-looking statements under the provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and are based upon numerous assumptions about future conditions that could prove not to be accurate. Forward looking statements are subject to numerous risks and uncertainties, and our actual results could differ materially as a result of such risks and other factors. In addition to those risks specifically mentioned in the reports filed by the Company with the Securities and Exchange Commission (including the Company’s Form 10-K for the fiscal year ended September 30, 2006), such risks and uncertainties include, but are not limited to: the availability of U.S. and international government funding for the Company’s products and services; changes in the U.S. federal government procurement laws, regulations, policies and budgets (including changes to respond to budgetary constraints and cost-cutting initiatives); the number and type of contracts and task orders awarded to the Company; the exercise by the U.S. government of options to extend the Company’s contracts; the Company’s ability to retain contracts during any rebidding process; the timing of Congressional funding on the Company’s contracts; any government delay in award or termination of the Company’s contracts and programs; difficulties in developing and producing operationally advanced technology systems; the timing and customer acceptance of contract deliverables; the Company’s ability to attract and retain qualified personnel, including technical personnel and personnel with required security clearances; charges from any future impairment reviews; the future impact of any acquisitions or divestitures the Company may make; the competitive environment for defense and intelligence information technology products and services; general economic, business and political conditions domestically and internationally; and other factors affecting the Company’s business that are beyond its control. All of the forward-looking statements should be considered in light of these factors. Investors should not put undue reliance on any forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise.

Argon ST, Inc. Company Contact:
Sarah Fram, 703-259-7377
sarah.fram@argonst.com
www.argonst.com